Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in Registration Statement No.'s 333-21489 and 333-21491 of Systemax Inc. on Form S-8 of our report dated February 13, 2001 appearing in this Annual Report on Form 10-K of Systemax Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

New York, New York
March 27, 2001